SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)    Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 19, 2010 Central Valley Community Bancorp held the Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

•                  Elected Directors of the Company to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified.

•                  In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 16, 2010.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Withheld
Sidney B. Cox	5,899,737	141,906
Daniel N. Cunningham	5,900,071	141,572
Edwin S. Darden, Jr.	5,896,225	145,418
Daniel J. Doyle	5,896,171	145,472
Steven D. McDonald	5,898,393	143,250
Louis McMurray	5,898,393	143,250
William S. Smittcamp	5,899,443	142,200
Joseph B. Weirick	5,900,071	141,572

•                  The ratification of the appointment of Perry-Smith LLP for the 2010 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

Votes for: 7,071,035	Votes against: 14,496	Abstain: 110,529

•                  The adoption of a non-binding advisory resolution approving executive compensation.  The resolution was ratified by the following votes:

Votes for: 6,964,731	Votes against: 95,991	Abstain: 135,338

•                  To approve the amendment to the Articles of Incorporation to (i) increase the number of shares of capital stock of the Company by 1,000,000 shares; (ii) create a new series of common stock designated “Non-Voting Common Stock” consisting of 1,000,000 shares; and (iii) establish the rights, preferences, privileges and restrictions of the Non-Voting Common Stock.

Votes for: 5,861,053	Votes against: 98,443	Abstain: 82,147

•                  To approve the amendment to the Bylaws to eliminate cumulative voting for the election of directors

Votes for: 5,072,321	Votes against: 869,907	Abstain: 99,415

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 25, 2010	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)